Exhibit 10.14

AMENDMENT TO INDEPENDENT CONTRACTOR AGREEMENT

THIS AGREEMENT is made as of the 1st day of February, 2015.

BETWEEN:

BRAZIL POTASH CORP., a body corporate duly incorporated under the laws of Ontario, Canada, and having an office at 65 Queen Street West, Suite 805, Toronto, Ontario, M5H 2M5

(hereinafter called the “Company”)

OF THE FIRST PART

AND:

FORBES & MANHATTAN, INC., an Ontario company having an address of 65 Queen Street W. Suite 800 Toronto, Ontario Inc.

(hereinafter called the “Consultant”)

OF THE SECOND PART

WHEREAS the Company and the Consultant entered into an independent contractor agreement dated for reference the 1st day of October, 2009 (the “Agreement”) amended on September 1, 2011;

AND WHEREAS the parties are desirous of amending certain terms of the Agreement.

THEREFORE, the Agreement is amended as follows:

1.	Paragraph 3 of the Agreement is amended as follows:

The base fee for the Consultant’s services hereunder shall be at the rate of US$48,333 per month (the “Base Fees”), plus applicable goods and services tax, together with any such increments thereto and bonuses (including additional grants of options) as the Board of Directors of the Company may from time to time determine, payable in equal monthly amounts in advance on the first business day of each calendar month.

2.	All other terms and conditions of the Agreement are hereby reaffirmed.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this amendment has been executed as of the day, month and year first above written.

BRAZIL POTASH CORP.

/s/ Ryan Ptolemy
Authorized Signing Officer

FORBES & MANHATTAN, INC.

/s/ Stan Bharti
Authorized Signing Officer

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